EXHIBIT 99.1
                                                                    ------------


INVESTORS:                                                      MEDIA:
Kevin Twomey                                                    Karen Rugen
717-731-6540                                                    717-730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

                    RITE AID ANNOUNCES SECOND QUARTER RESULTS

            REPORTS SECOND QUARTER NET LOSS OF $.02 PER DILUTED SHARE COMPARED TO NET LOSS OF $.03 PER DILUTED SHARE IN PRIOR YEAR

            REPORTS SECOND QUARTER ADJUSTED EBITDA OF $154.7 MILLION COMPARED TO ADJUSTED EBITDA OF $149.3 MILLION IN PRIOR YEAR

                          Confirms Fiscal 2007 Guidance

CAMP HILL, PA, September 21, 2006--Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its second quarter ended September 2, 2006.

Revenues for the 13-week second quarter were $4.29 billion versus revenues of $4.13 billion in the prior year second quarter. Revenues increased 3.8 percent.

Same store sales increased 3.8 percent during the second quarter as compared to the year-ago like period, consisting of a 4.7 percent increase in pharmacy same store sales and a 2.3 percent increase in front-end same store sales. The number of prescriptions filled in comparable drugstores increased 2.6 percent. Prescription sales accounted for 63.7 percent of total sales, and third party prescription sales represented 95.3 percent of pharmacy sales.

Net loss for the second quarter of $0.3 million or $.02 per diluted share was less than last year's second quarter net loss of $1.6 million or $.03 per diluted share. The decrease in net loss was primarily due to a $5.4 million increase in adjusted EBITDA (which is reconciled to net loss on the attached table) and a higher income tax benefit of $3.2 million compared to $2.2 million last year. This improvement was partially offset by a $6.0 million increase in depreciation and amortization. The decrease in diluted loss per share was primarily due to no preferred stock redemption premium in the current quarter compared to a $5.9 million premium paid in the prior second quarter to redeem the outstanding shares of the company's Series F Cumulative Convertible Pay-in-Kind Preferred Stock.

                                    - MORE -

Rite Aid FY'07 Q2 Press Release - page 2

Adjusted EBITDA amounted to $154.7 million or 3.6 percent of revenues for the second quarter compared to $149.3 million or 3.6 percent of revenues for the like period last year. The $5.4 million increase was primarily the result of increased revenue.

In the second quarter, the company opened 8 stores, relocated 17 stores, closed 14 stores and remodeled 1 store. Stores in operation at the end of the quarter totaled 3,315. On August 24, 2006, Rite Aid announced that it had entered into a definitive agreement to acquire 1,858 Brooks and Eckerd drugstores and six distribution centers, primarily on the East Coast and in the Mid-Atlantic states. The transaction, which is subject to review under the Hart-Scott Rodino Act, Rite Aid stockholder approval and other customary closing conditions, could close as early as Rite Aid's fourth quarter, which begins December 3, 2006 and ends March 3, 2007.

"We're very pleased with our second quarter. Our positive performance trends continued with a strong increase in pharmacy sales, good prescription count growth and solid front end sales gains. Thanks to our team's focus on cost control, we kept expenses in line and improved our operating leverage," said Mary Sammons, Rite Aid president and CEO. "The agreement we reached during the quarter to acquire all of the Brooks and Eckerd stores is a major milestone for Rite Aid. When completed, it will dramatically accelerate our growth strategy, give us scale comparable to our major competitors and create long-term value for our shareholders. We've already started planning for a smooth and successful integration."

Company Confirms Fiscal 2007 Guidance
-------------------------------------

Rite Aid confirmed its fiscal 2007 guidance for sales, same store sales, net income (loss), adjusted EBITDA and capital expenditures. Sales are expected to be between $17.40 billion and $17.65 billion, with same store sales expected to improve 2 percent to 4 percent over fiscal 2006. Net income (loss) for fiscal 2007 is expected to be between a net loss of $5 million and net income of $40 million or a loss per diluted share of $.07 to net income per diluted share of $.02. Adjusted EBITDA (which is reconciled to net income (loss) on the attached table) is expected to be between $650 million and $725 million. Capital expenditures, excluding proceeds from sale and leaseback transactions, are expected to be between $450 million and $500 million. Proceeds from sale and leaseback transactions are expected to be between $50 million and $100 million.

Conference Call Broadcast
-------------------------

Rite Aid will hold an analyst call at 10:30 a.m. Eastern time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern time today until 2 p.m. Eastern time on September 23. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 6051300.

Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of $17.3 billion and over 3,300 stores in 27 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

                                    - MORE -

Rite Aid FY'07 Q2 Press Release - page 3

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our long term strategy, our ability to hire and retain pharmacists and other store personnel, the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order, competitive pricing pressures, continued consolidation of the drugstore industry, changes in state or federal legislation or regulations, the outcome of lawsuits and governmental investigations, general economic conditions and inflation, interest rate movements, access to capital, the ability of Rite Aid to consummate the transaction with Jean Coutu Group and realize the benefits of such transaction and our ability to assume the senior subordinated notes . Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the 8-K furnished to the Securities and Exchange Commission on September 21, 2006 for definition, purpose and reconciliation of a non-GAAP financial measure referred to herein to the most comparable GAAP financial measure.

Additional Information and Where to Find It

Rite Aid intends to file with the Securities and Exchange Commission a proxy statement in connection with the proposed transaction with the Jean Coutu Group. The proxy statement will be mailed to the stockholders of Rite Aid. STOCKHOLDERS OF RITE AID ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov) or by contacting our Secretary, Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011.

Participants in the Solicitation

Rite Aid and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. The participants in such solicitation may include Rite Aid's executive officers and directors. Further information regarding persons who may be deemed participants will be available in Rite Aid's proxy statement to be filed with the Securities and Exchange Commission in connection with the transaction.

                                       ###

                                            RITE AID CORPORATION AND SUBSIDIARIES

                                                 CONSOLIDATED BALANCE SHEETS
                                                    (Dollars in thousands)
                                                         (unaudited)

                                                                                      September 2, 2006      March 4, 2006
                                                                                     -------------------  ------------------
                                     ASSETS
Current assets:
      Cash and cash equivalents                                                           $      96,632        $     76,067
      Accounts receivable, net                                                                  352,656             354,949
      Inventories, net                                                                        2,424,294           2,341,410
      Prepaid expenses and other current assets                                                 111,232             112,386
                                                                                     -------------------  ------------------
          Total current assets                                                                2,984,814           2,884,812
Property, plant and equipment, net                                                            1,673,725           1,717,022
Goodwill                                                                                        656,037             656,037
Other intangibles, net                                                                          190,058             193,228
Deferred tax assets                                                                           1,388,480           1,392,889
Other assets                                                                                    142,318             144,383
                                                                                     -------------------  ------------------
          Total assets                                                                    $   7,035,432        $  6,988,371
                                                                                     ===================  ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current maturities of convertible notes, long-term debt and lease
       financing obligations                                                              $     587,583        $    584,196
      Accounts payable                                                                          932,204             862,192
      Accrued salaries, wages and other current liabilities                                     683,535             696,936
                                                                                     -------------------  ------------------
          Total current liabilities:                                                          2,203,322           2,143,324
Long-term debt, less current maturities                                                       2,299,749           2,298,706
Lease financing obligations, less current maturities                                            175,269             168,544
Other noncurrent liabilities                                                                    737,459             770,876
                                                                                     -------------------  ------------------
          Total liabilities                                                                   5,415,799           5,381,450

Commitments and contingencies                                                                         -                   -
Stockholders' equity:
      Preferred stock - Series E                                                                120,000             120,000
      Preferred stock - Series G                                                                125,486             121,207
      Preferred stock - Series H                                                                123,648             120,020
      Preferred stock - Series I                                                                116,074             116,074
      Common stock                                                                              532,182             527,667
      Additional paid-in capital                                                              3,104,662           3,114,997
      Accumulated deficit                                                                    (2,478,398)         (2,489,023)
      Accumulated other comprehensive loss                                                      (24,021)            (24,021)
                                                                                     -------------------  ------------------
          Total stockholders' equity                                                          1,619,633           1,606,921
                                                                                     -------------------  ------------------
          Total liabilities and stockholders' equity                                      $   7,035,432        $  6,988,371
                                                                                     ===================  ==================

                                           RITE AID CORPORATION AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (Dollars in thousands, except per share amounts)
                                                        (unaudited)
                                                                                 Thirteen Weeks         Thirteen Weeks
                                                                               ended September 2,      ended August 27,
                                                                                      2006                   2005
                                                                             ----------------------  --------------------
Revenues                                                                            $    4,288,356          $  4,132,523
Costs and expenses:
      Costs of goods sold                                                                3,137,321             3,009,364
      Selling, general and administrative expenses                                       1,082,102             1,044,062
      Store closing and impairment charges                                                   6,446                 8,121
      Interest expense                                                                      68,185                67,513
      Loss on debt modifications and retirements, net                                            -                 9,186
      Gain on sale of assets and investments, net                                           (2,146)               (1,955)
                                                                             ----------------------  --------------------

                                                                                         4,291,908             4,136,291
                                                                             ----------------------  --------------------

Loss before income taxes                                                                    (3,552)               (3,768)

Income tax benefit                                                                          (3,222)               (2,197)

                                                                             ----------------------  --------------------
      Net loss                                                                      $         (330)         $     (1,571)
                                                                             ======================  ====================

Basic and diluted loss per share:

Numerator for loss per share:
      Net loss                                                                      $         (330)         $     (1,571)
      Premium to redeem preferred stock                                                          -                (5,883)
      Accretion of redeemable preferred stock                                                  (26)                  (25)
      Cumulative preferred stock dividends                                                  (7,830)               (9,617)
                                                                             ----------------------  --------------------
      Loss attributable to common stockholders - basic and diluted                  $       (8,186)         $    (17,096)
                                                                             ======================  ====================


Denominator:
      Basic and diluted weighted average shares                                            523,373               523,789
                                                                             ======================  ====================

      Basic and diluted loss per share                                              $        (0.02)         $      (0.03)


                                           RITE AID CORPORATION AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (Dollars in thousands, except per share amounts)
                                                        (unaudited)
                                                                                 Twenty-six Weeks      Twenty-six Weeks
                                                                               ended September 2,      ended August 27,
                                                                                      2006                   2005
                                                                             ----------------------  --------------------
Revenues                                                                            $    8,625,442          $  8,353,959
Costs and expenses:
      Costs of goods sold                                                                6,290,407             6,051,344
      Selling, general and administrative expenses                                       2,167,699             2,090,338
      Store closing and impairment charges                                                  19,034                23,653
      Interest expense                                                                     137,519               138,364
      Loss on debt modifications and retirements, net                                            -                 9,186
      Gain on sale of assets and investments, net                                           (1,355)               (2,493)
                                                                             ----------------------  --------------------

                                                                                         8,613,304             8,310,392
                                                                             ----------------------  --------------------

Income before income taxes                                                                  12,138                43,567

Income tax expense                                                                           1,513                11,714

                                                                             ----------------------  --------------------
      Net income                                                                    $       10,625          $     31,853
                                                                             ======================  ====================

Basic and diluted (loss) income per share:

Numerator for (loss) income per share:
      Net income                                                                    $       10,625          $     31,853
      Premium to redeem preferred stock                                                          -                (5,883)
      Accretion of redeemable preferred stock                                                  (51)                  (51)
      Cumulative preferred stock dividends                                                 (15,597)              (17,766)
                                                                             ----------------------  --------------------
      (Loss) income attributable to common stockholders - basic and diluted         $       (5,023)         $      8,153
                                                                             ======================  ====================


Denominator:
      Basic weighted average shares                                                        522,751               522,270
      Outstanding options                                                                        -                 9,923
      Convertible preferred stock - Series I                                                     -                   694
                                                                             ----------------------  --------------------
      Diluted weighted average shares                                                      522,751               532,887
                                                                             ======================  ====================

      Basic and diluted (loss) income per share                                     $        (0.01)         $       0.02


                                           RITE AID CORPORATION AND SUBSIDIARIES
                                                 SUPPLEMENTAL INFORMATION
                                       RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
                                                      (In thousands)
                                                                                       Thirteen Weeks       Thirteen Weeks
                                                                                     ended September 2,    ended August 27,
                                                                                            2006                 2005
                                                                                    --------------------  -----------------
Reconciliation of net loss to adjusted EBITDA:
          Net loss                                                                       $         (330)     $      (1,571)
          Adjustments:
               Interest expense                                                                  68,185             67,513
               Recurring income tax benefit                                                      (3,222)            (2,197)
               Depreciation and amortization                                                     67,288             61,296
               LIFO charges (a)                                                                   8,946              7,612
               Store closing and impairment charges                                               6,446              8,121
               Stock-based compensation expense                                                   5,296              4,276
               Gain on sale of assets and investments, net                                       (2,146)            (1,955)
               Loss on debt modifications and retirements, net (b)                                    -              9,186
               Litigation settlements, net (c)                                                        -             (6,537)
               Legal and accounting expenses (d)                                                    256              1,123
               Closed store liquidation expense (e)                                               3,207              1,959
               Other                                                                                800                451
                                                                                    --------------------  -----------------
                        Adjusted EBITDA                                                  $      154,726      $     149,277
                                                                                    ====================  =================
                        Percent of revenues                                                       3.61%              3.61%

          Notes:

               (a) Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

               (b) Represents loss related to debt modifications and retirements, net

               (c)      Represents net impact of non-recurring litigation.

               (d) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices and to defend prior management.

               (e) Represents costs to liquidate inventory at stores that are in the process of closing.

                                            RITE AID CORPORATION AND SUBSIDIARIES
                                                  SUPPLEMENTAL INFORMATION
                                       RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                                       (In thousands)
                                                                                      Twenty-six Weeks     Twenty-six Weeks
                                                                                     ended September 2,    ended August 27,
                                                                                            2006                 2005
                                                                                    --------------------  -----------------
Reconciliation of net income to adjusted EBITDA:
          Net income                                                                     $       10,625      $      31,853
          Adjustments:
               Interest expense                                                                 137,519            138,364
               Recurring income tax expense                                                       1,513             19,562
               Income tax benefit from favorable tax settlement                                       -             (7,848)
               Depreciation and amortization                                                    133,420            121,626
               LIFO charges (a)                                                                  17,892             15,224
               Store closing and impairment charges                                              19,034             23,653
               Stock-based compensation expense                                                   8,606              9,166
               Gain on sale of assets and investments, net                                       (1,355)            (2,493)
               Loss on debt modifications and retirements, net (b)                                    -              9,186
               Litigation settlements, net (c)                                                        -            (12,444)
               Legal and accounting expenses (d)                                                    357              2,237
               Closed store liquidation expense (e)                                               5,631              3,605
               Other                                                                              1,872              1,200
                                                                                    --------------------  -----------------
                        Adjusted EBITDA                                                  $      335,114      $     352,891
                                                                                    ====================  =================
                        Percent of revenues                                                       3.89%              4.22%

     Notes:

          (a) Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

          (b) Represents loss related to debt modifications and retirements, net

          (c)      Represents net impact of non-recurring litigation.

          (d) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices and to defend prior management.

          (e)      Represents costs to liquidate inventory at stores that
                        are in the process of closing.

                                              RITE AID CORPORATION AND SUBSIDIARIES

                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                     (Dollars in thousands)
                                                           (unaudited)

                                                                                      Thirteen Weeks          Thirteen Weeks
                                                                                    ended September 2,       ended August 27,
                                                                                           2006                    2005
                                                                                 -----------------------   --------------------
 OPERATING ACTIVITIES:
 Net loss                                                                                $         (330)         $      (1,571)
 Adjustments to reconcile to net cash provided by operating activities:
      Depreciation and amortization                                                              67,288                 61,296
      Store closing and impairment charges                                                        6,446                  8,121
      LIFO charges                                                                                8,946                  7,612
      Gain on sale of assets and investments, net                                                (2,146)                (1,955)
      Stock-based compensation expense                                                            5,296                  4,276
      Loss on debt modifications and retirements, net                                                 -                  9,186
      Changes in deferred taxes                                                                  (2,955)                (2,175)
      Changes in operating assets and liabilities:
          Net (repayments to) proceeds from accounts receivable securitization                  (20,000)               140,000
           Accounts receivable                                                                   54,044                (16,262)
          Inventories                                                                          (140,672)               (45,349)
          Prepaid expenses and other current assets                                             (12,676)                (8,151)
          Other assets                                                                              475                  2,517
          Income taxes receivable/payable                                                        (2,420)                (2,377)
          Accounts payable                                                                       83,363                 29,260
          Other liabilities                                                                     (28,520)               (43,382)
                                                                                 -----------------------   --------------------
              Net cash provided by operating activities                                          16,139                141,046
 INVESTING ACTIVITIES:
      Expenditures for property, plant and equipment                                            (66,681)               (51,950)
      Intangible assets acquired                                                                 (6,162)               (15,408)
      Proceeds from sale-leaseback transactions                                                  11,803                 29,118
      Proceeds from dispositions of assets and investments                                        4,731                  4,275
                                                                                 -----------------------   --------------------
              Net cash used in investing activities                                             (56,309)               (33,965)
 FINANCING ACTIVITIES:
      Net proceeds from revolver                                                                 25,000                 34,000
      Principal payments on bank credit facilities                                                    -                 (1,125)
      Proceeds from financing secured by owned property                                           2,231                      -
      Principal payments on long-term debt                                                       (2,675)              (161,053)
      Change in zero balance cash accounts                                                        3,824                (10,451)
      Excess tax deduction on stock options                                                          46                      -
      Net proceeds from the issuance of common stock                                              1,129                  2,225
      Net proceeds from the issuance of preferred stock                                               -                111,550
      Payments for the redemption of preferred stock                                                  -               (123,533)
      Payments for preferred stock dividends                                                     (3,845)                (3,574)
      Deferred financing costs paid                                                                   -                    (63)
                                                                                 -----------------------   --------------------
              Net cash provided by (used in) financing activities                                25,710               (152,024)
 Decrease in cash and cash equivalents                                                          (14,460)               (44,943)
 Cash and cash equivalents, beginning of period                                                 111,092                135,037
                                                                                 -----------------------   --------------------
 Cash and cash equivalents, end of period                                                $       96,632          $      90,094
                                                                                 =======================   ====================

                                              RITE AID CORPORATION AND SUBSIDIARIES

                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                     (Dollars in thousands)
                                                           (unaudited)

                                                                                     Twenty-six Weeks        Twenty-six Weeks
                                                                                    ended September 2,       ended August 27,
                                                                                           2006                    2005
                                                                                 -----------------------   --------------------
 OPERATING ACTIVITIES:
 Net income                                                                              $       10,625          $      31,853
 Adjustments to reconcile to net cash provided by operating activities:
      Depreciation and amortization                                                             133,420                121,626
      Store closing and impairment charges                                                       19,034                 23,653
      LIFO charges                                                                               17,892                 15,224
      Gain on sale of assets and investments, net                                                (1,355)                (2,493)
      Stock-based compensation expense                                                            8,606                  9,166
      Loss on debt modifications and retirements, net                                                 -                  9,186
      Changes in deferred taxes                                                                   4,234                 14,835
      Changes in operating assets and liabilities:
          Net (repayments to) proceeds from accounts receivable securitization                   (5,000)               140,000
          Accounts receivable                                                                     7,293                  6,056
          Inventories                                                                          (100,776)               (68,296)
          Prepaid expenses and other current assets                                               1,329                (10,372)
          Other assets                                                                            1,490                  3,888
          Income taxes receivable/payable                                                        (6,024)                   643
          Accounts payable                                                                       76,882                 63,852
          Other liabilities                                                                     (29,710)               (44,935)
                                                                                 -----------------------   --------------------
              Net cash provided by operating activities                                         137,940                313,886
 INVESTING ACTIVITIES:
      Expenditures for property, plant and equipment                                           (137,194)               (93,745)
      Intangible assets acquired                                                                (17,781)               (23,330)
      Proceeds from sale-leaseback transactions                                                  31,480                 47,902
      Proceeds from dispositions of assets and investments                                        5,166                 13,062
                                                                                 -----------------------   --------------------
              Net cash used in investing activities                                            (118,329)               (56,111)
 FINANCING ACTIVITIES:
      Net proceeds from revolver                                                                  1,000                 34,000
      Principal payments on bank credit facilities                                                    -                 (2,250)
      Proceeds from financing secured by owned property                                          11,072                  5,352
      Principal payments on long-term debt                                                       (5,170)              (334,008)
      Change in zero balance cash accounts                                                         (875)               (19,670)
      Excess tax deduction on stock options                                                         111                      -
      Net proceeds from the issuance of common stock                                              2,506                  4,110
      Net proceeds from the issuance of preferred stock                                               -                111,550
      Payments for the redemption of preferred stock                                                  -               (123,533)
      Payments for preferred stock dividends                                                     (7,690)                (5,786)
      Deferred financing costs paid                                                                   -                   (267)
                                                                                 -----------------------   --------------------
              Net cash provided by (used in) financing activities                                   954               (330,502)
 Increase (decrease) in cash and cash equivalents                                                20,565                (72,727)
 Cash and cash equivalents, beginning of period                                                  76,067                162,821
                                                                                 -----------------------   --------------------
 Cash and cash equivalents, end of period                                                $       96,632          $      90,094
                                                                                 =======================   ====================

                                    RITE AID CORPORATION AND SUBSIDIARIES
                                          SUPPLEMENTAL INFORMATION
                  RECONCILIATION OF NET (LOSS) INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
                                               (In thousands)
                                                                                   Guidance Range
                                                                        -----------------------------------
                                                                              Low                High
                                                                        ---------------    ----------------
                                                                          Year Ending         Year Ending
                                                                            March 3,            March 3,
                                                                              2007                2007
                                                                        ---------------    ----------------
Reconciliation of net (loss) income to adjusted EBITDA:

       Net (loss) income                                                     $  (5,000)          $  40,000
       Adjustments:
           Interest expense                                                    280,000             280,000
           Income tax (benefit) expense, net                                    (5,000)             15,000
           Depreciation and amortization                                       275,000             275,000
           LIFO charge                                                          30,000              35,000
           Store closing, liquidation, and impairment charges                   50,000              55,000
           Stock-based compensation expense                                     25,000              25,000
                                                                        ---------------    ----------------
                       Adjusted EBITDA                                       $ 650,000           $ 725,000
                                                                        ===============    ================

           Diluted (loss) income per share                                   $  (0.07)           $    0.02